CERTIFICATE OF CORRECTION
                                       FOR
                                 ART CARDS, INC.

     Pursuant to Section 7-2-115 of the Colorado Corporation Code, Art Cards, Inc., a Colorado corporation ("Company"), hereby submits the following Certificate of Correction to its Articles of Amendment to the Articles of Incorporation filed on November 13, 1987.

     1. The name of the corporation is Art Cards, Inc.

     2. ARTICLE SECOND of the Articles of Amendment was incorrect in that the number of shares of authorized capital stock of the Company contained in Article Four - Capital Stock was incorrectly set forth as 20,000,000 shares rather than 300,000,000 shares.

     3. The amendment to Article Four - Capital Stock as contained in ARTICLE SECOND of the Articles of Amendment was incorrectly set forth as follows:

                          ARTICLE FOUR - CAPITAL STOCK

          The amount of authorized capital stock of this corporation is 20,000,000 shares of common stock, each share having $0.0001 par value. All shares, when issued, shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts.

     4. The amendment to Article Four - Capital Stock as contained in ARTICLE SECOND of the Company's Articles of Amendment in corrected form is as follows:

                          ARTICLE FOUR - CAPITAL STOCK

          The amount of authorized capital stock of this corporation is 300,000,000 shares of common stock, each share having a $0.0001 par value. All shares, when issued, shall be fully paid and nonassessable, and the private property of shareholders shall be not be liable for corporate debts.

     This document shall be effective as of the effective date of the original document, which is November 13, 1987.

Dated: April 10, 1989.

                                           ART CARDS, INC.

                                           By: /s/ Richard H. Miller
                                              --------------------------------
                                              Richard H. Miller, President


                                            and /s/ Richard Gawlik
                                               ---------------------------------
                                               Richard Gawlik, Secretary